BEST & FLANAGAN

                   Professional Limited Liability Partnership
                              4000 FIRST BANK PLACE
                             601 SECOND AVENUE SOUTH
                             MINNEAPOLIS, MINNESOTA
                                   55402-4331

                             HTTP://WWW.BESTLAW.COM

                                 (612) 339-7121
                               FAX (612) 339-5897






                                                                       EXHIBIT 5


                              Direct Dial: 341-9726

                                  June 6, 1997



Micro Component Technology, Inc.
2340 West County Road C
St. Paul, MN  55113

         RE:      Form S-8 Registration Statement

Ladies and Gentlemen:

         You have requested our opinion with regard to the legality of the proposed offering by Micro Component Technology, Inc. (the "Company") of an aggregate of 900,000 shares of the Company's common stock, par value $.01 per share, in connection with the Incentive Stock Option Plan and the Nonqualified Stock Options for Outside Directors, Consultants and Advisors (the "Plans"). In rendering this opinion, we have reviewed the Articles of Incorporation of the Company, the Bylaws of the Company, the Plans, the minutes of all meetings of the directors of the Company in which any action was taken pertaining to the adoption of the Plans or the issuance of the shares, the Post-Effective Amendment No. 1 to Registration Statement on Form S-8, and other matters deemed relevant to us.

         Based upon our examination of the foregoing documents and questions of law as we have deemed applicable, we are of the following opinion:

         1. That the Company is a corporation duly organized under the laws of the State of Minnesota.

         2. That the shares to be offered by the Company, when sold upon the terms and in the manner set forth in the Plans and the Registration Statement, will be validly issued, fully paid and nonassessable shares of the Company's common stock.

         The undersigned firm hereby consents to the inclusion of this letter as a part of any application by the Company for registration or qualification of the shares to be sold pursuant to the requirements of any federal or state law.

                                      Very truly yours,



                                      BEST & FLANAGAN
                                      Professional Limited Liability Partnership


                                      By: /s/ Charles C. Berquist
                                          Charles C. Berquist, a Partner